UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2015

Elite Data Services, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4447 N Central Expressway Suite 110-135 Dallas, TX 75205
(Address of principal executive offices)

(972) 885-3981
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 27, 2015 holders of approximately 56% of shares of the common stock with voting power of Elite Data Services, Inc., a Florida corporation (the "Company"), that our Board of Directors provided written consent as of August 27, 2015, to approve the following:

(1)

To amend and restate the Company's Articles of Incorporation. The principle changes in the Articles of Incorporation are contained in Article 4 of the Amended and Restated Articles of Incorporation of the Corporation (although readers are urged to review the entire Amended and Restated Articles of Incorporation). As stated in Article 4 of the Amended and Restated Articles of Incorporation of the Corporation, the total number of shares of stock of all classes which we shall have authority to issue will be increased from 60,000,000 shares to 750,000,000 shares, of which the Common Stock, $0.0001 par value each shall be increased from 50,000,000 shares to 500,000,000 shares (hereinafter called "Common Stock") and of which the Preferred Stock, $0.0001 par value each shall be increased from 10,000,000 shares to 250,000,000 shares;

(2)	To amend and restate the Company's By-laws;

(3)	To approve a Company Equity Incentive Stock Plan;

(4)	To approve of up to 1 for 1,000 reverse stock split, at the sole discretion of the Board of Directors at any time within one year.

Effective October 15, 2015 the Company effectuated the actions contained above. The descriptions above do not purport to be complete and are qualified in their entirety by reference to the Company's Definitive Schedule 14C filed with the SEC on September 23, 2015.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit		Filed with this	Incorporated by reference
No.	Description	Current Report	Form	Filing Date	Exhibit

3.7	Amended and Restated Articles of Incorporation		Def 14C	9/23/2015	A
3.8	Amended and Restated Bylaws		Def 14C	9/23/2015	B
3.9	2015 Equity Incentive Plan		Def 14C	9/23/2015	C

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE DATA SERVICES, INC.

Dated: November 2, 2015	By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer